UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 12, 2014, Lincoln Electric Holdings, Inc. (the “Company”), The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., and certain other domestic subsidiaries (collectively, with the Company, the “Borrowers”) amended their Amended and Restated Credit Agreement dated as of July 26, 2012 (the “Original Credit Agreement”) to, among other things, increase the total commitment amount of the revolving credit facility to $400 million (from $300 million), pursuant to the terms and conditions of the First Amendment to the Amended and Restated Credit Agreement, dated as of September 12, 2014 (the “First Amendment” and together with the Original Credit Agreement, the “Credit Agreement”), entered into by and among the Borrowers and the Lenders (as defined in the Credit Agreement), with KeyBank National Association as Letter of Credit Issuer and Administrative Agent for the Lenders. The First Amendment also extends the maturity of the revolving credit facility to September 12, 2019 and provides that the revolving credit facility may be increased, subject to certain conditions, by an additional amount up to $100 million. The interest rate on borrowings under the Credit Agreement is based on either LIBOR or the prime rate, at the Company’s election, plus a spread, in the case of LIBOR loans ranging from .75% to 1.525% and, in the case of prime rate loans, ranging from 0.0% to .525%, in each case, based on the Company’s consolidated leverage ratio. The revolving credit facility may be used for general corporate purposes, including the acquisition of other businesses.

The Credit Agreement contains customary affirmative, negative and financial covenants for credit facilities of this type (subject to negotiated baskets and exceptions), including limitations on the Company and its subsidiaries with respect to liens, investments, distributions, mergers and acquisitions, dispositions of assets, transactions with affiliates and a consolidated fixed charges coverage ratio and consolidated total leverage ratio.

The Company had no outstanding borrowings under the Original Credit Agreement and was in compliance with all applicable financial covenants and other restrictions under the Original Credit Agreement as of the effective date of the First Amendment. As of the date of this report, the Company had $75 million of borrowings under the Credit Agreement and was in compliance with all applicable financial covenants and other restrictions under the Credit Agreement.

The foregoing is merely a summary of the terms and conditions of the First Amendment and is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the First Amendment attached to this Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of September 12, 2014, by and among Lincoln Electric Holdings, Inc., The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Techalloy, Inc., Wayne Trail Technologies, Inc., Lincoln Global, Inc., the Lenders and KeyBank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: September 17, 2014	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of September 12, 2014, by and among Lincoln Electric Holdings, Inc., The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Techalloy, Inc., Wayne Trail Technologies, Inc., Lincoln Global, Inc., the Lenders and KeyBank National Association.